UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 16, 2008 (September 15, 2008)

GEVITY HR, INC.

(Exact name of registrant as specified in charter)

Florida	0-22701	65-0735612
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9000 Town Center Parkway

Bradenton, Florida 34202

(Address of principal executive offices / Zip Code)

(941) 741-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2008, Michael J. Lavington, Chairman of the Board of Gevity HR, Inc. (the “Company”), received his work authorization and entered into an Employment Agreement with Company containing the general terms of his employment by the Company as its Chief Executive Officer. The appointment of Mr. Lavington to the position of Chief Executive Officer was previously approved by the Company’s Board of Directors (the “Board”) subject to his receipt of work authorization and the terms of his employment in such position were approved by the Compensation Committee of the Board (the “Compensation Committee”). Mr. Lavington has been a director of the Company since 2006 and was elected Chairman of the Board on October 18, 2007. Garry Welsh, the Company’s Chief Financial Officer, had been serving as the Company’s Interim Chief Executive Officer since November 9, 2007.

Following is a description of the material terms of Mr. Lavington’s employment:

  Mr. Lavington assumed his new position as Chief Executive Officer and began his employment with the Company on September 15, 2008. The Employment Agreement is for an initial two-year term and shall be extended for successive one-year terms beginning on the second anniversary of the effective date unless either party gives a notice not to extend.

Mr. Lavington will be paid an initial annual base salary of $710,000, which shall be reviewed at least annually and shall be subject to upward adjustment at the sole discretion of the Board. In addition, for each fiscal year during his employment, the Board, in its sole discretion, will determine whether Mr. Lavington will be eligible for an annual bonus under the terms of the Company’s annual bonus program for executives which may consist of cash, Company stock (restricted or otherwise) or a combination thereof. The determination of Mr. Lavington’s eligibility for an annual bonus award and the amount, if any, shall be based upon satisfaction of certain criteria prescribed by the Compensation Committee. The annual bonus, if any, for any fiscal year shall be payable after the end of the fiscal year at such time and in such manner as determined by the Compensation Committee but in no event shall any payment for a fiscal year be made later than March 15 of the following fiscal year.

Additionally, in connection with his initial employment, Mr. Lavington will receive (i) a cash sign on bonus of $130,000 and (ii) an award of nonqualified options to purchase 125,000 shares of common stock of the Company having a 10-year term and a four year vesting schedule pursuant to which 25% of such options will vest on each anniversary date of the grant at an exercise price equal to the closing price of such common stock on Mr. Lavington’s first day of active employment. The options to purchase common stock of the Company were granted under and subject to the terms of the Company’s 2005 Equity Incentive Plan.

On September 15, 2008, the Company and Mr. Lavington also entered into a Change in Control Severance Agreement in the form customarily used by the Company for other senior executives. The agreement provides for certain payments in the event Mr. Lavington is employed by the Company at the time of a Change in Control (as defined in such agreement) and his employment is terminated within two years after the Change in Control for a reason other than for Cause (as defined in such agreement) or by him for Good Reason (as defined in such agreement). In such event, the agreement provides for a lump sum payment equal to the sum of (i) three times the amount of his highest annual rate of base salary during the 12-month period immediately prior to his termination plus (ii) three times an amount equal to the greater of his target annual bonus for the year in which the termination occurs or his average annual bonus earned in the three years prior to termination. Additionally, Mr. Lavington will receive a lump sum payment equal to the greater of his target annual incentive bonus for the year in which the termination occurs or his average annual incentive bonus earned in the three years prior to the termination multiplied by a fraction, the numerator of which is the number of days elapsed in the fiscal year through the Date of Termination (as defined in such agreement) and the denominator of which is 365, less any annual incentive bonus amounts paid to him during the fiscal year in which the termination occurs. Mr. Lavington is also entitled to receive, for a period of three years, medical, dental, accident, disability and term life insurance benefits upon substantially the same terms and conditions as existed immediately prior to the Date of Termination. In most instances of a Change in Control, the options to purchase common stock of the Company and any shares of restricted common stock held by him at the time of the Change of Control would fully vest at that time.

The foregoing descriptions of each of the Employment Agreement and Change in Control Severance Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of each of the Employment Agreement and Change in Control Severance Agreement which are filed as Exhibits 10.1 and 10.2 to this Form 8-K, respectively, and incorporated herein by reference.

Mr. Lavington, age 61, has worked in executive HR roles and at the Managing Director level for major UK and US corporations. He has also been a main Board Director of Mecca Leisure Group, a UK FTSE company. In the late 1980’s, Mr. Lavington was the Divisional Managing Director of Mecca Leisure’s Overseas Division, which included the Hard Rock Cafe Group. More recently, from 1997 to 1999, he was President and CEO of Resorts USA Inc., a subsidiary of the Rank Group where he also served as the Group HR Director from 1990 to 1997. From 2000 until 2002, he was Senior Vice President HR and Property for Global Telesystems (GTS). In 2003, he became an independent business consultant and has served clients in both the UK and the US.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit

Number	Description

10.1	Employment Agreement executed on September 15, 2008 between Gevity HR, Inc. and Michael J. Lavington.
10.2	Change in Control Severance Agreement executed on September 15, 2008 between Gevity HR, Inc. and Michael J. Lavington.
99.1	Press Release dated September 16, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GEVITY HR, INC.
(Registrant)

Dated: September 16, 2008	By:	/s/ Edwin E. Hightower, Jr.
	Name:	Edwin E. Hightower, Jr.
	Title:	Senior Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit

Number	Description
10.1	Employment Agreement executed on September 15, 2008 between Gevity HR, Inc. and Michael J. Lavington.
10.2	Change in Control Severance Agreement executed on September 15, 2008 between Gevity HR, Inc. and Michael J. Lavington.
99.1	Press Release dated September 16, 2008